UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2023

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6465 South Rainbow Boulevard
Las Vegas, Nevada 89118
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BYD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.      Other Events.

On May 4, 2023, Boyd Gaming Corporation (the "Company") announced that its Board of Directors (the "Board") has authorized an additional $500.0 million under the Company’s share repurchase program (the "Repurchase Program"). This authorization is in addition to all previously approved amounts under the Repurchase Program. Considering the additional authorization, the Company had approximately $632.6 million remaining in repurchase authority as of March 31, 2023. Under the Repurchase Program, the Company may repurchase shares of its common stock from time to time on the open market or in privately negotiated transactions. Repurchases of common stock may also be made under Rule 10b5-1 plans, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so. The timing, volume and nature of share repurchases will be at the sole discretion of management, depending on market conditions, applicable securities laws and other factors and may be suspended or discontinued at any time.

In addition, on May 4, 2023, the Board declared a cash dividend of $0.16 per share, payable July 15, 2023, to shareholders of record on June 15, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	BOYD GAMING CORPORATION
By: /s/ Lori M. Nelson
Lori M. Nelson
Senior Vice President Financial Operations and Reporting and Chief Accounting Officer

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